Exhibit 10.10

NON-EXCLUSIVE SLS BRAND LICENSE AGREEMENT

(Affiliate Managed)

This NON-EXCLUSIVE SLS BRAND LICENSE AGREEMENT (this “Agreement”) is made and entered into by and between SBE Hotel Licensing, LLC, a California limited liability company (“Licensor”), and Stockbridge/SBE Holdings, LLC, a Delaware limited liability company (“Licensee”), on April 1, 2011 (the “Effective Date”). Licensor and Licensee may be referred to herein collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Licensor is the owner of all right, title and interest in and to the trademarks and copyrights for the SLS Hotel® brand (the “Brand”) including without limitation the trademarks (a term that is used herein to include without limitation trademarks for goods, service marks for services, and trade names for businesses) and copyrights listed in Exhibit A, as may be supplemented from time-to-time by Licensor upon the written request of Licensor, acting in Licensor’s sole and absolute discretion, upon thirty (30) days’ prior notice to Licensee (collectively, the “SLS Intellectual Property”);

WHEREAS, Licensee desires to use the SLS Intellectual Property in connection with the development of a hotel named the “SLS Las Vegas”, located at 2535 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (the “Hotel”);

WHEREAS, affiliates of both Licensor and Licensee have entered into that certain Third Amended and Restated Limited Liability Agreement dated as of June 20, 2011 (the “JV Agreement”);

WHEREAS, Licensee and an affiliate of Licensor have entered into that certain Amended and Restated Development Management Agreement dated as of April 1, 2011 (the “DMA”); and

WHEREAS, Licensee and an affiliate of Licensor have entered into that certain Amended and Restated Management Agreement relating to the Hotel dated as of April 1, 2011 (the “HMA”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

License

1.1 Grant of License. Upon and subject to the terms and conditions contained herein, effective on the Effective Date, Licensor grants to Licensee a royalty-free, non-exclusive, non-sublicenseable, and non-transferable (except as provided herein) license to use the SLS Intellectual Property for the marketing, operation, and/or management of the Hotel (the “License”). Licensee shall: (a) use the SLS Intellectual Property only in accordance with this Agreement or as expressly set forth in the HMA; (b) not assert or acquire any ownership or other rights in the SLS Intellectual Property other than the License expressly granted in this Agreement or the Transaction Agreements (defined below); (c) not take any action or assist any other person or entity in taking any action to contest Licensor’s proprietary interest in the SLS Intellectual Property; and (d) refrain from knowingly undertaking any acts or omissions that infringe upon or tarnish the SLS Intellectual Property. The effectiveness of this License shall be contingent upon continued performance by Licensee of all its obligations under this Agreement and the Transaction Agreements. All rights of Licensee hereunder shall be exercisable by SBEHG Las Vegas I, LLC on Licensee’s behalf.

1.2 Reserved Rights. Nothing in this Agreement shall be construed as conferring upon Licensee by implication, estoppel or otherwise, any rights or license, including without limitation any right or license under intellectual property rights, except for the rights and licenses expressly and unequivocally granted hereunder. For the avoidance of doubt, this Agreement expressly grants to Licensee, the ability to produce, manufacture, distribute and sell, exclusively at any branded-product retail stores located within the Hotel, products containing or bearing the Brand or the SLS Intellectual Property. All rights in the SLS Intellectual Property other than those specifically granted in this Agreement are reserved by Licensor for its own use and benefit and/or for the benefit of Licensor. Except as expressly set forth herein or in the Transaction Agreements (defined below), nothing in this Agreement shall restrict, impair, limit or otherwise affect Licensor (or any third party authorized by Licensor) from using or exploiting the SLS Intellectual Property in any manner whatsoever.

1.3 Use of License. To the fullest extent permitted by law, neither Licensor nor its affiliates shall, directly or indirectly, utilize, or allow a third party (other than Licensee) to utilize, the SLS Intellectual Property in connection with any restaurant, hotel, casino or nightclub located in Clark County, Nevada (the “Restricted Territory”), without the prior written approval of Licensee, except as otherwise expressly set forth herein and in the Transaction Agreements. Notwithstanding the foregoing, in no event shall the restrictions of this Section 1.3 prevent or in any way limit the rights of Licensor or its affiliates or any third party from marketing, advertising or otherwise promoting within the Restricted Territory any restaurant, hotel, casino or nightclub which is located outside the Restricted Territory. For example, Licensor shall have the right to market or promote the “SLS at Beverly Hills” at the Bellagio Hotel and Casino or any other location within the Restricted Territory.

2.

Use of Intellectual Property; License Standards

2.1 Standards. Licensee acknowledges and agrees that use of the SLS Intellectual Property by Licensee can have a substantial adverse affect on the reputation of, and goodwill associated with the Brand and SLS Intellectual Property. Licensee acknowledges that strict compliance with the License Standards (as defined below) is necessary to protect and enhance the value of the Brand and SLS Intellectual Property and the associated goodwill. Therefore, Licensee agrees that use of the Brand and SLS Intellectual Property under this Agreement shall at all times be, except to the extent in direct conflict with the HMA, DMA or the JV Agreement (in which case the terms of such agreements shall prevail), in strict accordance with the terms of this Agreement (the “License Standards”). The HMA, the DMA, and the JV Agreement are sometimes referred to herein as the “Transaction Agreements.”

2.2 Ongoing Quality Control and Inspections. For quality control evaluation and monitoring purposes, at Licensor’s request, Licensee shall make available to the Licensor, representative samples of collateral materials and other items using, displaying, embodying, advertising, promoting, commercializing, or otherwise exploiting the Brand or SLS Intellectual Property, and permit Licensor to inspect at mutually convenient dates and time, any premises on which the Brand or SLS Intellectual Property is being used (the “Branded Premises”). Licensor may take photographs and video of the interior and exterior of the Branded Premises and may use such photographs and video for such purposes as advertising, promotional, training, marketing and public relations, without any compensation to Licensee.

2.3 Changes to the SLS Intellectual Property. From time to time and at Licensor’s sole discretion and cost, Licensor may modify all or any part of the SLS Intellectual Property, so long as such modifications are consistent with those required by Licensor for the Brand as a whole; provided, however, Licensee’s implementation of any such modifications shall be subject to the terms and conditions of the Transaction Agreements.

3.

Intellectual Property Protection

3.1 Rights to SLS Intellectual Property. Licensee acknowledges and agrees: (a) that Licensor is and shall remain the exclusive licensor of all right, title and interest in and to the SLS Intellectual Property and the substantial goodwill associated therewith; (b) that Licensee shall acquire no rights in and to the SLS Intellectual Property or the goodwill associated therewith by virtue of this Agreement and licenses granted hereunder; and (c) that any and all use of the SLS Intellectual Property by Licensee shall inure to the exclusive benefit of Licensor and Licensee in accordance with the terms hereof and the Transaction Agreements.

3.2 Intellectual Property Notices. Subject to the limitations of Sections 5.2.2 and 6.2 of the HMA, Licensee shall strictly adhere to any usage guidelines for the SLS Intellectual Property that Licensor imposes from time to time in its sole and absolute discretion including, without limitation, any guidelines relating to the form and manner in which the SLS Intellectual Property is displayed or embodied, and any guidelines relating to trademark notices, copyright notices, or other proprietary legends or markings.

3.3 Restrictions. Licensee shall not: (a) identify itself as the owner of the SLS Intellectual Property or any right, title or interest therein or on any registration or application for registration thereof, except as a licensee; (b) apply for or maintain the registration of any trademark or copyright relating to the SLS Intellectual Property anywhere in the world; or (c) apply for or maintain the registration of any trademark which is the same as, confusingly similar to, or which incorporates the SLS Intellectual Property, anywhere in the world.

3.4 Infringement. If Licensee learns of any third party trademark which is likely to cause confusion with or dilute the SLS Intellectual Property, Licensee shall promptly notify Licensor in writing with all the necessary particulars known to Licensee. Licensee acknowledges and agrees that ultimately Licensor shall have the right in its sole and absolute discretion to determine what, if any, action to take against the third party including without limitation whether to institute and prosecute any actions or proceedings against the third party. Licensee shall cooperate with and provide assistance to Licensor as reasonably requested in investigating the activities of the third party and in enforcing its rights in the SLS Intellectual Property against the third party, executing, acknowledging and delivering all documents as may be reasonably necessary or desirable to enable Licensor to protect, defend, or register its proprietary interest in any of the SLS Intellectual Property.

3.5 Non-Disclosure of Proprietary Information. Licensee shall not disclose any non-public information and materials relating to Licensor, the business affairs of Licensor or any hotel, resort, restaurant, spa, night club or other similar operation or facility that Licensor owns, leases, operates or franchises other than the Hotel and the operations and facilities therein, including without limitation: (a) proprietary software relating specifically and uniquely to the Brand alone; (b) guest lists and guest history files; (c) operational manuals relating specifically and uniquely to the proprietary instructions, requirements, guidance or policy statements of the Brand alone; (d) material relating to the operation and design standards; and (e) all trade secrets and copyrightable or patentable subject matter developed, acquired or licensed by Licensor in the operation of any hotel, resort, restaurant, spa, night club or other similar operation or similar facility Licensee, leased, operated or franchised by Licensor or any of its affiliates other than the Hotel and the operations and facilities therein (“Licensor Proprietary Information”) other than as required under the Loan Documents (as defined in the JV Agreement) or any future loan agreement, as expressly permitted by the Transaction Agreements, or in connection with the sale of the Hotel. Licensee, at all times during the Term (as defined in Section 5.1 below) of this Agreement and thereafter, shall use all commercially reasonable means to protect the confidentiality of the Licensor Proprietary Information and shall not communicate or make the Licensor Proprietary Information available to, or use it for the benefit of, any unauthorized persons or entities. If Licensee or any of its affiliates receives a request to disclose any Licensor Proprietary Information by subpoena, oral question, interrogatory, request for information or documents, civil investigative demand, order, or similar process from the U.S. Securities and Exchange Commission, the New York or California Attorney General, the Nevada Gaming Commission or any other applicable regulatory agency or governmental authority or from Licensee’s direct or indirect investors, owners or partners, Licensee shall: (i) promptly notify Licensor; (ii) consult with Licensor on the advisability of taking steps to resist or narrow such request; and (iii) if disclosure is required or deemed advisable, cooperate with Licensor in any attempt Licensor may make to obtain an order or other assurance that confidential treatment will be accorded to the matters disclosed. Except as set forth in the Transaction Agreements or required by legal counsel, upon the termination or expiration of this Agreement for any reason whatsoever, Licensee shall promptly, to the extent reasonably practicable, return to Licensor all Licensor Proprietary Information in tangible form that Licensee received from or on behalf of Licensor and shall not retain any copies or extracts therefrom.

4.

Representations and Warranties

4.1 Representations of the Parties. Each of Licensor and Licensee represents as to itself as follows:

4.1.1 It has been duly organized and is validly existing in good standing under the laws of the state of its organization.

4.1.2 It is duly qualified to do business in all jurisdictions which require such qualification to conduct the business to be conducted under this Agreement.

4.1.3 It has the power and authority to enter into and perform its respective obligations created by this Agreement.

4.1.4 This Agreement has been duly authorized by all necessary action on its part and has been duly executed and delivered by it.

4.1.5 Neither the execution and delivery of this Agreement by it, nor compliance by it with any of the provisions hereof, will: (a) violate or conflict with any provision of its organizational documents; (b) violate, alone or with notice or the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any contract, agreement, understanding or commitment to which it is a party or by which it may be bound; (c) violate any decree, order, injunction, judgment or award against, or binding upon, it; or (d) violate any law relating to it.

5.

Term and Termination

5.1 Term. Subject to the termination provisions below, the term of this Agreement (the “Term”) shall commence as of the Effective Date and continue until such time as the earlier of (a) ninety (90) days after the termination of the HMA or (b) the commencement of the SLS Brand Non-Managed License Agreement (Third-Party Managed) attached to the HMA as Exhibit B.

5.2 Right to Terminate. This Agreement may be terminated during its Term or during any renewal terms as follows:

5.2.1 Licensor shall be entitled to terminate this Agreement immediately upon written notice delivered to Licensee if Licensee engages in an intentional material unauthorized use of the SLS Intellectual Property and fails to cure such unauthorized use within thirty (30) days after receipt of written notice of the unauthorized use.

5.2.2 Licensor shall be entitled to terminate this Agreement upon fifteen (15) days’ notice to Licensee if: (a) a material breach occurs which is of the same nature, and which violates the same provision of this Agreement, as a breach of which Licensor has given Licensee written notice two (2) times within the preceding eighteen (18) months (notwithstanding that Licensee may have subsequently cured any such prior breaches), (b) Licensee willfully and intentionally breaches this Agreement, (c) Licensee breaches a material provision of this Agreement and the breach is not reasonably capable of being cured, or (d) Licensee uses the SLS Intellectual Property in an intentional material violation of the terms of this Agreement that is not cured within fifteen (15) days following notice thereof to Licensee.

5.2.3 Licensee shall be entitled to terminate this Agreement upon thirty (30) days’ prior written notice to Licensor upon the default or material breach of the HMA by Licensor or its affiliates unless cured within such thirty (30) day period; provided, however, if such default or material breach is non-monetary and cannot reasonably be cured within such thirty (30) days, Licensee shall have the right to extend the cure period provided that Licensee commences to cure such default or material breach within thirty (30) days after such notice by Licensor and thereafter diligently complete such cure within sixty (60) days after notice by Licensor.

5.3 Obligations on Termination.

5.3.1 Immediately upon termination or expiration of this Agreement (“Termination”), Licensee shall cease to have any of the rights granted to it under Section 1 above.

5.3.2 Any Termination shall not relieve Licensee from any obligations which accrued prior to the date of Termination.

5.3.3 Licensee shall, upon Termination, take every action and execute all such documents, if any, as may be necessary or appropriate to reflect the termination of any rights acquired by Licensee under this Agreement.

5.3.4 Subject to Section 16.7.8 of the HMA, Licensee shall, upon termination of this Agreement, on its own behalf and on behalf of its members, managers, directors, officers, employees, agents representatives or any other persons or entities with whom they may contract to create materials incorporating the SLS Intellectual Property, to promptly cease the distribution, release and use of such items until the SLS Intellectual Property appearing thereon are deleted or removed.

6.

Bankruptcy

6.1 The parties acknowledge and agree that any delay in the decision of a debtor-in-possession or trustee of the bankruptcy estate to assume or reject the Agreement (the “Decision Period”) materially harms Licensor by interfering with their ability to alternatively exploit the rights granted under this Agreement during a Decision Period of uncertain duration. The parties recognize that arranging appropriate alternative exploitation of the Licensed Intellectual Property is a time consuming and expensive process and that it is unreasonable for Licensor to endure a Decision Period of extended uncertainty. Therefore, the parties agree that the Decision Period shall not exceed sixty (60) days.

6.2 Notwithstanding the above, if Licensee commences or becomes the subject of any proceeding under any applicable bankruptcy or insolvency law, or if a court appoints an administrator, receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Licensee or for a substantial part of its property, Licensee agrees to reimburse Licensor for all of its reasonable attorneys’ fees and litigation expenses, including travel expenses, photocopying expenses, court and deposition transcript expenses, and other court costs and related expenses, which Licensor may incur in protecting its rights under this Agreement.

7.

Assignment

7.1 Assignment. Neither this Agreement nor the license or any other rights granted hereunder may be directly or indirectly assigned, sublicensed, sold, or transferred by Licensee, except in connection with a Permitted Transfer (as defined under the HMA) of the HMA or pursuant to an otherwise permitted action under the Transaction Agreements, and any such attempted assignment, sublicense, sale, or transfer, whether voluntary, by operation of law or otherwise, shall be void and of no force or effect; provided, however, that Licensee may grant a sublicense to SBEHG Las Vegas I, LLC and Licensor. This Agreement shall inure to the benefit of and shall be binding upon the Parties, Licensor’s successors and assigns and Licensee’s permitted successors and assigns. Licensor, on the other hand, may freely assign, upon notice to Licensee both this Agreement and Licensor’s rights, duties, and obligations under this Agreement to another, but only with the prior written consent of any applicable lender (not to be unreasonably withheld, conditioned or delayed), including without limitation an assignment to Licensor or to any other entity controlled by Licensor.

8.

General Provisions

8.1 Notices. All notices, requests, demands and other communications which may be given or are required to be given under this Agreement shall be in writing, shall be sent by (a) certified mail, with postage prepaid and return receipt requested; (b) overnight receipted courier service; or (c) by facsimile transmission, provided that confirmation of receipt is obtained, and shall be deemed given on the date of delivery if by mail or courier service on a business day and otherwise on the next succeeding business day and on the date of transmission if by facsimile transmission on a business day and otherwise on the next succeeding business day. All notices shall be addressed as set forth below, or to such other address as each Party hereto may from time to time designate by written notice to the other Party as provided herein:

If to Licensor:	If to Licensee:

SBE Hotel Licensing, LLC 8000 Beverly Blvd. Los Angeles, CA 90048 Attention: General Counsel Facsimile: (323) 655-8001	Stockbridge/SBE Holdings, LLC c/o Stockbridge Real Estate Partners II, LLC 4 Embarcadero Center, Suite 3300 San Francisco, CA 94111 Attention: Terrence E. Fancher Facsimile: (415) 658-3444

with a copy to:	with a copy to:

Paul Hastings LLP 515 South Flower Street Los Angeles, CA 90071 Attention: Rick S. Kirkbride, Esq. Facsimile: (213) 996-3213	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attention: Thomas Patrick Dore, Jr. Facsimile: (212) 701-5136

8.2 Governing Law. This Agreement has been executed and delivered in, and shall be governed by and construed in accordance with the laws of, the State of California, United States of America, applicable to contracts made and performed in such state and without regard to conflict of laws provisions.

8.3 Resolution of Disputes. Except as otherwise provided herein, each of the Parties hereto (a) consents and submits to the jurisdiction of any state or federal court of competent jurisdiction located in Los Angeles, California, in any action or proceeding arising out of or relating in any manner to this Agreement; (b) waives any claim that any such state or federal court is an inconvenient forum; (c) irrevocably agrees that any and all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated herein shall be exclusively heard only in such state or federal court. Service of process in any such action or proceeding brought hereunder may be made by faxing and mailing copies of such process to the address of the Parties provided for hereinabove, provided that nothing herein shall affect the right of either Party to serve legal process in any other manner permitted by law. In any action or proceeding between the Parties to resolve a dispute arising under or relating to this Agreement, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses (including attorneys’ fees) incurred in the proceeding.

8.4 Equitable Relief. In the event that Licensee violates or threatens to violate any of its covenants herein regarding the SLS Intellectual Property owned by Licensor and licensed to Licensee hereunder, Licensor shall be without an adequate remedy at law and, therefore, Licensee agrees that Licensor shall be entitled to enforce such covenants by preliminary, temporary and/or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages, without the necessity of posting any bond or other security, and without prejudice to any other rights and remedies which it may have at law or in equity.

8.5 Headings. The headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the terms or provisions hereof.

8.6 Construction. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include feminine and the neuter, references to the neuter shall be deemed to include the masculine and the feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural. As used in this Agreement, the words “include” and “including,” and all variations thereof, shall not be deemed to be terms of limitation.

8.7 Entire Agreement. This Agreement (including the schedule hereto, which is incorporated herein and made a part of this Agreement) constitutes the entire agreement and understanding of the Parties hereto and terminates and supersedes any and all prior or contemporaneous agreements, arrangements and understandings, both oral and written, express or implied, between the Parties hereto concerning the subject matter of this Agreement.

8.8 Waiver and Amendment. No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by Licensor and Licensee. No waiver or forbearance by any Party hereto of its right to enforce any provision of this Agreement shall be construed as constituting a continuing waiver or as a waiver in other instances. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any such rights. No course of conduct or method of doing business shall modify or amend the terms hereof.

8.9 Severability. If any provision of this Agreement shall be determined to be unenforceable to any extent, the remainder of this Agreement shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law. If any provision is held invalid as to duration, scope, activity, or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law.

8.10 Cooperation. Each Party hereto shall cooperate with the other Party hereto and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8.12 Facsimile Signatures. This Agreement shall become binding and enforceable upon a Party at such time as a counterpart has been signed and transmitted either personally or via facsimile to the other Party. In the event of transmittal by facsimile, the signed counterpart shall be deposited in the mail within twenty-four (24) hours thereafter, but the failure to do so shall have no effect on the enforceability of this Agreement.

8.13 Survival of Terms. All terms, conditions, obligations and provisions capable of surviving the termination or expiration of this Agreement, other than any rights or licenses granted to Licensee under Section 1 above, shall so survive.

8.14 Interpretation. Any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived by the Parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the Parties hereto.

8.15 Full Execution. This document will neither be a binding agreement, nor constitute a note or memorandum of the material terms of an agreement, until each Party has received a copy executed by duly authorized officers of all the Parties.

8.16 Insurance. Licensee, at its expense, shall obtain and maintain in full force and effect at all times throughout the Term the types and limits of insurance covering the Hotel enumerated in the HMA and any loan agreement of Licensee with respect to a mortgage of the Hotel, unless otherwise agreed to by Licensor or its affiliates or any current or future lender. All insurance policies shall include Licensor as an additional insured thereunder. Licensee’s maintenance of such insurance shall not relieve Licensee of any liability or obligation to Licensor under Section 8.17.

8.17 Indemnification of Licensor. Licensee hereby indemnifies and holds Licensor and its respective members, managers, directors, officers, employees, agents and representatives harmless from and against any and all liabilities, fines, suits, claims, obligations, damages, penalties, demands, actions, costs and expenses of any kind or nature (collectively, “Claims”) arising out of: (a) the use of the SLS Intellectual Property by Licensee or any of its affiliates or their members, managers, directors, officers, employees, agents or representatives in violation of the terms of this Agreement; (b) Licensee’s breach of any of its obligations under this Agreement; or (c) the violation by Licensee or its affiliates or any of their members, managers, directors, officers, employees, agents and representatives of any laws, statutes, ordinances, orders, rules, regulations, permits, licenses, authorizations, directions and requirements of all governmental authorities and public utilities which now or hereafter may be applicable to any portion of the Hotel or the marketing and operation thereof, except to the extent such Claims are caused by the gross negligence or willful misconduct of Licensor or its affiliates.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

LICENSOR		LICENSEE

SBE HOTEL LICENSING, LLC, a California limited liability company		STOCKBRIDGE/SBE HOLDINGS, LLC a Delaware limited liability company

By:	/s/ Sam Nazarian	By:	/s/ Darren Drake
Name:	Sam Nazarian	Name:	Darren Drake
Title:	CEO	Title:	Authorized Person

EXHIBIT A

SLS INTELLECTUAL PROPERTY—TRADEMARKS

Trademark	Application No.	Registration No.
Class 43 – Hotel Services	77217226	3558338

Class 43 (Banquet Services)	77610299	3622975

Class 41 (Pool Services)	77614331	3622982

Class 41 (Exercise Facilities)	77304076	3565605

Class 41 and 43 – Hotel and Nightclub Services	77304120	3683704

Class 43 – Hotel Bar and Restaurant Services	77304164	3565608

Class 43 – Hotel Services	77217247	3558339

Class 43 – Hotel Services	77217198	3558337

Class 43 – Hotel Services	77217183	3616680

Class 43 – Hotel Services	77217155	3623614

Class 44 – Health and spa services	77304098	3565606

Exhibit A

Trademark	Application No.	Registration No.
Class 45–Concierge Services	77304137	3565607

Special Event (Class 41) and Banquet Services (Class 43)	77217260
ALTITUDE	77471103
ALTITUDE AT SLS	77471105
BAR CENTRO	77471268	3607401

BATH	77701338

BODY	77701428	3695681
BODY LOTION BY SLS	77633526
BODY WASH BY SLS	77633317

C CIEL SPA AT SLS (Design Mark)	77637548	3650800
CIEL AT SLS	77473603
CIEL SPA AT SLS	77586644	3664975
CIEL-SPA AT SLS	77586651
CIEL SPA AT SLS	77977312	3665010

CONDITIONER	77/701473
CONDITIONER BY SLS	77633211

FACE	77701616	3695694
FACE WASH BY SLS	77633561

Exhibit A

Trademark	Application No.	Registration No.
HANDS	77701585	3695692
HAND WASH BY SLS	77636452
JUST AS IT SHOULD BE	77314571
JUST AS IT SHOULD BE	77314507
JUST AS IT SHOULD BE	77314740
PATISSERIE AT SLS	77351147	3599652
PILLOW PARTICULARS	77312486	3554983
PURE	77312551
ROJO Y BLANCA	77772900
ROJO Y BLANCA AT SLS	77550035	3655788
S.L.S. HOTELS AND RESORTS	78878647
SAAM AT SLS	77535160
SAM AT SLS	77471140
SATAN LOVES SINNERS	77587818
SAVED LITTLE SPACE	77681019
SAVE LOVELY SPACE	77670946
SAVOUR LIFE SIGHTS	77222618
SAVOUR LIFE SLOWLY	77223531
SAVOUR LIFE’S SIGHTS	77223572
SCENTED LUXURY SACHET	77680653
SCORCHED LIPS SATIATED	77680635
SCRIBBLE LITTLE SECRETS	77223510
SCRIBBLE LOVE SONNETS	77587177
SCRUMPTIOUS LITTLE SNACKS	77591705
SECLUDED LITTLE SPOTS	77300501
SECLUDED LITTLE SPOTS	77300478
SECRET LITTLE STASH	77223792
SEDUCTIVE LITTLE SECRETS	77671020
SEE LIFE SIDEWAYS	77637235	3700250
SEE LIFE SIDEWAYS	77222562	3616693
SEE LINGERING SUNSETS	77295125
SEE LOVERS SMILE	77586822
SEEK LIGHT SUSTENANCE	77587258
SEEK LOVELY SENSATIONS	77223806
SEEKING LOST SLEEP	77586810
SEEKING LOST SOLACE	77587352
SEND LAUNDRY SERVICE	77591712
SERIOUSLY LAVISH SUITES	77637211
SERIOUSLY LAVISH SUITES	77223422
SERIOUSLY LOVELY SPACE	77223643
SERIOUSLY LOVELY SPACES	77637255
SERVE LARGE STEAKS	77587748
SEXY LATENIGHT SCENARIOS	77358939
SEXY LATENIGHT SCENARIOS	77351171
SEXY LATENIGHT SENTIMENTS	77379997
SEXY LATENIGHT SENTIMENTS	77358940
SEXY LATENIGHT SENTIMENTS	77351207
SEXY LITTLE SCENARIOS	77223597
SEXY LITTLE SCENARIOS	77443303
SEXY LITTLE SCENARIOS (35 and 41)	77443269
SEXY LITTLE SENTIMENTS	77379976
SEXY LITTLE SENTIMENTS	77271962
SEXY LITTLE SENTIMENTS (35 and 45)	77443349
SEXY LITTLE SENTIMENTS (35 and 41)	77443281

Exhibit A

Trademark	Application No.	Registration No.
SHADY LITTLE SANCTUARY	77637336
SHADY LITTLE SANCTUARY	77586816
SHAMPOO	77/701491	3695686
SHAMPOO BY SLS	77633278
SHARE LOVELY SAUVIGNON	77587554
SHARE LOVING SENTIMENT	77587196
SHE LOOKS SPELLBINDING	77587712
SHE LOOKS STUNNED	77587678
SHINY LEATHER SHOES	77637545
SHOES LOVE SHINING	77536659
SHOES LOVE SHINING	77536660
SIGN LETTERS SINCERELY	77222578
SILLY LITTLE SAYINGS	77223550
SINCERE LITTLE SORRY	77670933
SINFULLY LATE SUNDAYS	77223771
SING LIKE SOPRANOS	77587290
SIP LATTE SLOWLY	77587697
SIP LIQUIDS SLOWLY	77778583
SIP LIQUOR SLOWLY	77587227
SLAP LECHEROUS STRANGERS	77591741
SLEEPY LITTLE SIGH	77587326
SLS	77311393	3689950
SLS	77215966
SLS LOGO ONLY	77215934	3616676
SLS AT BEVERLY HILLS	77311376	3677160
SLS BAZAAR	77312588
SLS HOTEL	77311414	3680479
SLS HOTEL AT BEVERLY HILLS	77311335	3573631
SLS HOTELS	77207312	3570468
SLS HOTELS PLUS CHANDELIER DESIGN	77216002	3635912
SLS HOTELS
SLS HOTELS AND RESORTS	78960708
SMALL LITTLE SCRATCH	77680648
SMOOCH LARGE SAILORS	77591695
SO LONG SUCKER	77222603
SO LONG SWEETIE	77637632
SOCIETY’S LATEST SCANDALS	77586835
SOCIETY’S LATEST SCANDAL	77/684256
SOFT LIKE SILK	77586813
SOME LIGHT SNACKS	77300447	3565597
SOME LIKE SHOPPING	77224663
SOME LITTLE SECRETS	77223485
SOME LITTLE SURPRISES	77295072
SOME LOVELY SPA	77671026	3651127
SOME LUXURIOUS SURPRISES	77637341
SOME LUXURIOUS SURPRISES	77295097

Exhibit A

Trademark	Application No.	Registration No.
SOMEONE’S LINGERING SMILE	77587340
SOMETHING LOVELY’S STARTED	77679323	3651130
SOMETHING LOVELY’S STARTING	77289879	3554948
SOOTHE LONELY STARLETS	77586676
SOOTHING LEISURELY SWIM	77640070
SOOTHING LEISURELY SWIM	77586818
SOULS LARGELY SATISFIED	77585861
SPA LIFE SERENITY – Class 44	77684875
SPARKLE LIKE SUNSHINE –	77637261
SPARKLE LIKE SUNSHINE – Class 43	77585860
SPECIAL LITTLE SCENT	77223819
SPECIAL LITTLE SOMETHINGS	77670653	3651126
SPECIAL LOVELY SPACES	77300549
SPECIAL LOVELY SPACES	77300529
SPEEDILY LAUNDERED SHIRTS	77591715
SPEEDY L.A. SERVICE	77637346
STAR LIT SOIREE	77295147
STAR LIT SOIREE	77794576
STARE LONGINGLY SOUTHWARD	77587218
START LISTENING SOON	77591734
START LIVING SLOWLY	77223444	3623634
START LIVING SMART	77375518
START LIVING SMART	77375497
START LIVING SMARTLY	77375574
START LIVING SMARTLY	77375544	3696512
STEAMY LIAISON STARTING	77587377
STROLL LAZILY SOMEWHERE	77587244
STYLISH LINEN SUIT	77587738
SUGARED LITTLE SNACKS	77637343
SUPER LARGE SCOTCH	77591720
SURF LOVELY SITES	77/671530
SWEET LITTLE SURPRISES	77670931
SWEET LITTLE SURRENDER	77675269
SWEET LITTLE SNACKS	77786557
SWEET LITTLE STRAWBERRIES	77591686
SWEETHEARTS LOVINGLY SHARE	77670806
SWIFT LAUNDRY SERVICE	77637370
THE BAZAAR	77312609	3588270
TRES AT SLS	77586622

Exhibit A

EXHIBIT A (CONTINUED)

SLS INTELLECTUAL PROPERTY—COPYRIGHTS

NAME OF COPYRIGHT	COPYRIGHT REGISTRATION NO.	COPYRIGHT REGISTRATION DATE
Ciel Spa Logo	VA0001666162	2009
SLS Bell Image	VA0001663650	2008
SLS Monkey Chandelier	VA0001665973	2007
SLS Monkey Bell Logo	VAu000959993	2007
SLS Monkey Dancing Logo	VA0001622951	2007
SLS Monkey Key Logo	VA0001623858	2007
SLS Monkey Mirror Logo	VAu000960007	2007
SLS Monkey with Cup for Drinking Logo	VA0001622884	2007
SLS Monkey with Magnifying Glass Logo	VA0001622889	2007
SLS Monkey with Ring Logo	VA0001622918	2007
SLS Monkey Fork Logo	VAu000955052	2007
SLS Writing Instrument Image	VA0001650715	2008
SLS Goblet Image	VA0001685934	2008
SLS Monkey Writing Logo	VA0001623856	2007
SLS Mirror Image	VA0001650719	2008
SLS Key Image	VA0001639699	2008
SLS Fork Image	VA0001640494	2008

Exhibit A